Exhibit 20(o)

                        Monthly Certificateholders' Statement
                         Sears Credit Account Master Trust II
                           Series 2001-3 Monthly Statement
 Distribution Date: December 16, 2002          Due Period Ending: November    2002
 Information for the Due Period and the Distribution Date listed above is set forth below:
 1a. Payments or Allocations to 2001-3 Investors this Due Period
     Series 2001-3          Total             Interest             Principal
     Class A             $983,281.25          $983,281.25                 $0.00
     Class B              $94,301.35           $94,301.35                 $0.00
     Class C                   $0.00                $0.00                 $0.00

 1b. Applicable Interest Rate for this Interest Accrual Period
     Class A                                                           1.63125%
     Class B                                                           1.92125%

 2.  Principal Receivables at the end of the Due Period
     (a) TOTAL PRINCIPAL RECEIVABLES IN THE TRUST            $19,459,118,853.47
         Aggregate Investor Interest                         $14,213,277,917.03
         Seller Interest                                      $5,245,840,936.44
     (b) INVESTOR INTEREST BY GROUPS
         Group One Investor Interest                         $14,213,277,917.03
     (c) INVESTOR INTEREST BY SERIES
         Series 1995-5 Investor Interest                        $353,803,759.40
         Series 1996-3 Investor Interest                        $470,967,272.70
         Series 1996-4 Investor Interest                                  $0.00
         Series 1996-5 Investor Interest                        $628,931,000.00
         Series 1997-1 Investor Interest                        $193,395,343.34
         Series 1998-2 Investor Interest                        $488,765,560.16
         Series 1999-1 Investor Interest                        $588,250,000.00
         Series 1999-2 Investor Interest                        $135,934,021.81
         Series 1999-3 Investor Interest                        $470,650,000.00
         Series 2000-1 Investor Interest                        $923,500,167.83
         Series 2000-2 Investor Interest                        $588,250,000.00
         Series 2000-3 Investor Interest                        $755,000,000.00
         Series 2000-4 Investor Interest                        $629,000,000.00
         Series 2001-1 Investor Interest                        $755,000,000.00
         Series 2001-2 Investor Interest                        $880,600,000.00
         Series 2001-3 Investor Interest                        $880,600,000.00
         Series 2002-1 Investor Interest                        $880,600,000.00
         Series 2002-2 Investor Interest                        $943,500,000.00
         Series 2002-3 Investor Interest                        $629,000,000.00
         Series 2002-4 Investor Interest                      $1,258,000,000.00
         Series 2002-VFC Investor Interest                    $1,759,530,791.79
    (d)  INVESTOR INTEREST BY CLASS (SERIES 2001-3)
          Class A Investor Interest                             $700,000,000.00
          Class B Investor Interest                              $57,000,000.00
          Class C Investor Interest                             $123,600,000.00
         TOTAL CLASS INVESTOR INTEREST                          $880,600,000.00

 3.  Allocation of Collections During the Due Period
     (a) TOTAL COLLECTIONS                                    $1,511,708,435.08
         Principal Receivables Collected                      $1,216,912,616.39
         Finance Charge Receivables Collected                   $294,795,818.69
         Recovered Amounts added as Additional Funds             $20,759,566.28
         Investment Income                                          $349,244.89
                                                                      Additional
                                   Finance Charge       Principal      Allocable
                                    Collections        Collections      Amounts
     (b) ALLOCATION OF COLLECTIONS
         WITH RESPECT TO THE INVESTOR
         INTEREST AND THE SELLER INTEREST
         Aggregate Investor Allocation
         (Aggregate Investor Percentage
         multiplied by total
         Collections received
         during the Due Period)   $216,043,527.16  $891,824,365.27  $21,108,811.17
         Seller Allocation
         (Seller Percentage
         multiplied by total
         Collections received
         during the Due Period)    $78,752,291.53  $325,088,251.12           $0.00
     (c) Group One Allocation     $216,043,527.16  $891,824,365.27  $21,108,811.17
     (d) Series 2001-3 Allocation  $13,431,139.53   $55,443,537.89   $1,341,941.52
     (e) Reallocations of Collections
         to Series 2001-3 from other
         series in Group One and
         application of Charge-Off
         reimbursements to Principal
         payments.                          $0.00            $0.00           $0.00

 4.  Information Concerning Controlled Amortization Amount
                                     Amount Distributed      Total Distributions
                                      this Due Period       through this Due Period
         SERIES 2001-3 BY CLASS:
           Class A                               $0.00                    $0.00
           Class B                               $0.00                    $0.00
           Class C                               $0.00                    $0.00
 5.  Information Concerning Controlled Accumulation Amount
                                     Amount Deposited        Total in the Series
                                  this Distribution Period  Principal Funding Account
         SERIES 2001-3 BY CLASS:
           Class A                                $0.00                   $0.00
           Class B                                $0.00                   $0.00
           Class C                                $0.00                   $0.00
 6.  Investor Charged-Off Amounts
                                                                This Due Period
     (a) Group One (the sum of the Series Investor
         Charged-Off Amounts for all Series in
         Group One)                                              $83,930,776.75
     (b) Series 2001-3(the sum of the Class
         Investor Charged-Off Amounts for all
         Classes in Series 2001-3)                                $5,217,865.07
     (c) Series 2001-3 by Class:
         Class A (Class A Percentage multiplied
         by the Charged-Off Amount)                               $4,147,746.50
         Class B (Class B Percentage multiplied
         by the Charged-Off Amount)                                 $337,745.08
         Class C (Class C Percentage multiplied
         by the Charged-Off Amount)                                 $732,373.49
 7.  Investor Losses
                                                                        Total
     (a) Group One                                                        $0.00
     (b) Series 2001-3                                                    $0.00
     (c) Series 2001-3 By Class:
         Class A                                                          $0.00
         Class B                                                          $0.00
         Class C                                                          $0.00
 8.  Monthly Servicing Fee Payable This Due Period
     SELLER SERVICING FEE                                         $9,126,875.18
     INVESTOR SERVICING FEE
     (a) Group One                                               $23,086,474.35
     (b) Series 2001-3                                            $1,467,666.67
 9.  Performance Analysis
     (a) Portfolio Yield (Finance Charge Collections during
         the Due Period divided by Principal Receivables in
         the Trust as of the first day of the Due Period)                 18.30%
     (b) Charge-Offs (Charged-Off Amounts during the Due
         Period divided by Principal Receivables in the
         Trust as of the first day of the Due Period)                      7.11%
     (c) Recoveries (Recovered Amounts added as Additional
         Funds on the Distribution Date divided by Aggregate
         Investor Interest in the Trust as of the first day                1.80%
         of the Due Period)
     (d) Investment Income Earned (added as Additional Allocable
         Amounts on the Distribution Date divided by Aggregate Investor    0.03%
         Interest in the Trust as of the first day of the Due Period)
     (e) Investor Servicing Fee Percentage (weighted average
         of Investor Servicing Fees for Series 2001-3)                     2.00%
     (f) Weighted Average Certificate Rate (weighted average
         certificate rates for all classes of Series 2001-3)               1.42%
     (g) Series Excess Servicing Percentage (the sum of Series
         Finance Charge Collections, Investment Income and Recovered
         Amounts minus the sum of Series Charge-Offs Amounts, the
         Investor Servicing Fee and the Certificate Interest
         divided by the Series Invested Amount)                            9.60%
     (h) Total Payment Rate (Aggregate Collections during
         the Due Period divided by the aggregate amount of
         Receivables in the Trust as of the first day of
         the Due Period)                                                   7.71%
 10. Summary Delinquency Aging Information
      The Accounts in the Trust have the following delinquency distribution:
                                              November 2002
       Delinquencies as a % of balances
         60 - 89 days past due                   1.76
         90 - 119 days past due                  1.46
         120 days or more past due               3.90
       Total Delinquencies                       7.12
     The delinquency rate is calculated by dividing the delinquent balances as of the end of the Due Period by the balance of receivables in the
     Trust at the end of the Due Period.  Sears and the Bank determine delinquency levels for accounts using an aging methodology that is based on the number of completed billing cycles during which the customer failed to make a required payment.  The delinquency data reflect the percentage of
     Account balances for which the customer has failed to make a required payment in each of the last three, four and five or more billing cycles, respectively.
                                             THE BANK OF NEW YORK,
                                             as Trustee
                                             By: /s/Eric A. Lindahl
                                                 Agent